Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Arena Pharmaceuticals, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein. Our report with respect to the consolidated financial statements refers to the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), as amended.

/s/ KPMG LLP

San Diego, California

June 14, 2019